Exhibit 23.1

Consent of Independent Registered Public Accountant

We consent to the incorporation by reference in the registration statement of ONEOK, Inc., on Form S-8 (File No. 333-41262) of our report dated June 2, 2006, on our audit of the financial statements and financial statement schedule of the Thrift Plan for Employees of ONEOK, Inc. and Subsidiaries as of December 31, 2005, and for the year ended December 31, 2005, which report is included in this Annual Report on Form 11-K.

/s/ BKD, LLP

Tulsa, Oklahoma

June 22, 2006